Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-3 No. 333-111360) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and related prospectus of Discovery Laboratories, Inc. of our report dated February 25, 2000, with respect to our audit of the consolidated financial statements of Discovery Laboratories, Inc. for the period from May 18, 1993 (inception) through December 31, 1999, not presented separately, included in the Annual Report on Form 10-K of Discovery Laboratories, Inc. for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference in this Registration Statement of the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-111360) and related prospectus of Discovery Laboratories, Inc., filed with the Securities and Exchange Commission on December 19, 2003.

Eisner LLP

New York, New York
February 15, 2005